Exhibit 99.3

BTHC XV, Inc.

(Successor of Long Fortune Valley Tourism International Limited)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the share exchange transaction between BTHC XV, Inc. (“BTHC”) and Long Fortune Valley Tourism International Limited (“Long Fortune”) as a reverse acquisition of assets and a recapitalization in accordance with accounting principles generally accepted in the United States.  For accounting purposes, Long Fortune is considered to be the acquirer of BTHC in the share exchange transaction.

Note 1 – Basis of presentation

On October 6, 2010, BTHC entered into a Share Exchange Agreement with Halter Financial Investments LP, its then-principal shareholder, Long Fortune and Grand Fountain Capital Holding Limited, a company organized under the laws of the Cayman Islands, Zhang Shanjiu, Zhang Qian, Li Shikun and Yu Xinbo (collectively, the “Long Fortune Shareholders”) (the “Share Exchange Agreement”).  Pursuant to the terms of the Share Exchange Agreement, BTHC agreed to acquire all of the issued and outstanding shares of Long Fortune from the Long Fortune Shareholders in exchange for the issuance by BTHC to the Long Fortune Shareholders of an aggregate of 17,185,177 newly-issued shares of BTHC common stock, $0.001 par value per share (the “Share Exchange”).  The execution of the Share Exchange Agreement was previously reported in BTHC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2010.  As a result of the Share Exchange, BTHC is now a holding company, which controls an operating company in the People’s Republic of China(the “PRC”) engaged in tourism development and management.

As a result of the Share Exchange described above, BTHC became the record and beneficial owner of 100% of the share capital of Long Fortune and therefore owns 100% of the share capital of its subsidiaries.

Upon completion of the Share Exchange and the issuance of 404,466 shares of common stock to a pre-closing stockholder of BTHC prior to the closing of the Share Exchange, BTHC had 18,089,660 shares of common stock issued and outstanding.  Pursuant to the terms of the Share Exchange Agreement, Long Fortune’s officers were appointed as BTHC’s officers, Zhang Shanjiu was appointed as Chairman of the board of directors and Mr. Timothy P. Halter resigned from each officer position he held at BTHC.

The transaction was regarded as a reverse acquisition whereby Long Fortune was considered to be the accounting acquirer because the Long Fortune Shareholders, collectively, obtained control of BTHC after the Share Exchange.

Long Fortune was incorporated in the Cayman Islands on December 9, 2009.  On December 9, 2009, Long Fortune became the parent holding company of a group of companies comprised of Rich Valley Capital Holding Limited, a British Virgin Islands company (“Rich Valley”).  Rich Valley also was established on December 9, 2009 and is the parent company of Long Fortune Valley Tourism International Limited, a company organized under the laws of Hong Kong (“LFHK”).  After the closing of the Share Exchange, BTHC operates its business in the PRC through Shandong Longkong Travel Management Co., Ltd., a company organized under the laws of the PRC and a wholly-owned subsidiary of LFHK.

The consolidated financial statements reflect all predecessor statements of income and cash flow activities and include the accounts of Long Fortune and its subsidiaries.  Long Fortune is the continuing entity for financial reporting purposes.

The unaudited pro forma consolidated balance sheet set forth below represents the combined financial position of Long Fortune and BTHC as of September 30, 2010, as if the reverse acquisition occurred on September 30, 2010.  The unaudited pro forma consolidated statements of operations set forth below represent the combined results of operations of Long Fortune and BTHC, as if the reverse acquisition occurred on the first day of the periods presented therein.

The unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the reverse acquisition had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

Note 2 – Pro Forma assumptions and adjustments

The accompanying unaudited pro forma consolidated financial information gives effect to the Share Exchange as if it had occurred at an earlier date, and has been prepared for illustrative purposes only and is not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Long Fortune and BTHC been a combined company during the specified periods.  The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma consolidated financial information.  In addition, the unaudited pro forma consolidated financial information gives effect only to the adjustments set forth in the accompanying notes and does not reflect any restructuring or acquisition related costs, or any potential cost savings or other synergies that management expects to realize as a result of the acquisition.  The unaudited pro forma consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements found as exhibits 99.1 and 99.2 in this Form 8-K.

The adjustments to the unaudited pro forma consolidated financial information as of September 30, 2010 in connection with the proposed acquisition are presented below:

(a) To reflect the issuance of 17,185,177 common shares, $0.001 par value per share, pursuant to the Share Exchange Agreement;

(b) To eliminate the equity of the accounting acquiree, BTHC XV, Inc., as a result of the reverse merger; and

(c) To reflect the issuance of common shares per the Share Exchange Agreement and to eliminate the equity of the accounting acquiree, BTHC XV, Inc., and to reflect the recapitalization of the common stock and additional paid in capital of Long Fortune as a result of the reverse merger.

BHTC XV, INC.
(Successor of Long Fortune Valley Tourism International Limited)
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2010
(Amounts expressed in thousand US Dollars)

	Historical	Historical	Pro Forma		Pro Forma
	BTHC XV, Inc.	Long Fortune Valley Tourism International Limited	Adjustments	Note	Consolidated

ASSETS
Current assets:
Cash and cash equivalences	$-	$564	$-		$564
Accounts receivable	-	19	-		19
Other receivable and advance payments	-	1,679	-		1,679
Amounts due from related parties	-	13,986	-		13,986
Deferred tax assets	-	105	-		105
Short term prepaid rent	-	24	-		24

Total current assets	-	16,377	-		16,377

Property, plant and equipment, net of accumulated depreciation	-	11,843	-		11,843
Land occupancy rights	-	258	-		258
Long term prepaid rent	-	174	-		174
Long term investment	-	301	-		301
Total assets	$-	$28,953	$-		$28,953

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$-	$94	$-		$94
Accrued expenses and other liabilities	-	220	-		220
Short-term loans	-	10,297	-		10,297
Taxes payable	-	2,180	-		2,180
Amount due to controlling shareholder	57	-	-		57
Amounts due to related parties	-	22	-		22
Total current liabilities	57	12,813	-		12,870

Shareholders’ equity (Deficit)
Common stock	1	1	16	(a)+(b)	18
Additional paid in capital	-	967	(74)	(c)	893
Statutory reserve	-	593	-		593
Accumulated other comprehensive income	-	758	-		758
Retained earnings (deficit)	(58)	13,821	58	(b)	13,821
Total shareholders’ equity (deficit)	(57)	16,140	-		16,083
Total liabilities and shareholders’ equity	$-	$28,953	$-		$28,953

The accompanying notes are an integral part of these financial statements.

BTHC XV, INC.
(Successor of Long Fortune Valley Tourism International Limited)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2010
(Amounts expressed in thousand US Dollars except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	BTHC XV, Inc.	Long Fortune Valley Tourism International Limited	Adjustments	Note	Consolidated

Revenues	$-	$7,962	$-		$7,962

Costs and expenses	(28)	(2,237)	-		(2,265)

Operating income (loss)	(28)	5,725	-		5,697

Other income (expense)	-	(203)	-		(203)

Income (loss) before income taxes	(28)	5,522	-		5,494

Income taxes	-	(1,380)	-		(1,380)

Net income (loss)	(28)	4,142	-		4,114

Other comprehensive income - Foreign translation adjustment	-	288	-		288

Comprehensive income (loss)	$(28)	$4,430	$-		$4,402

Earnings per share, basic and diluted	$(0.06)				$0.24

Weighted average shares outstanding, basic and diluted	500				18,090

The accompanying notes are an integral part of these financial statements.

BTHC XV, INC.
(Successor of Long Fortune Valley Tourism International Limited)
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2009
(Amounts expressed in US Dollars except per share amounts)

	Historical	Historical	Pro Forma		Pro Forma
	BTHC XV, Inc.	Long Fortune Valley Tourism International Limited	Adjustments	Note	Consolidated

Revenues	$-	$9,543	$-		$9,543

Costs and expenses	(6)	(2,920)	-		(2,926)

Operating income (loss)	(6)	6,623	-		6,617

Other income	-	88	-		88

Income (loss) before income taxes	(6)	6,711	-		6,705

Income taxes	-	(1,677)	-		(1,677)

Net income (loss)	(6)	5,034	-		5,028

Other comprehensive income - Foreign translation adjustment	-	20	-		20

Comprehensive income (loss)	$(6)	$5,054	$-		$5,048

Earnings per share, basic and diluted	$(0.01)				$0.28

Weighted average shares outstanding, basic and diluted	500				18,090

The accompanying notes are an integral part of these financial statements.